Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in UTEK Corporation’s Registration Statement on Form S-8 (File No. 333-91724) of our report, dated August 19, 2002, with respect to the financial statements of Intellectual Property Technology Exchange, Inc. for the years ended December 31, 2001 and 2000 and for the period from inception (April 28, 1999) to December 31, 1999, appearing in this Form 8-K/A of UTEK Corporation.

/s/ Ziner, Kennedy & Lehan LLP
Quincy, Massachusetts
September 20, 2002